UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024
___________________________________
Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue, 31st Floor New York, New York 10154
(Address of principal executive offices and zip code)
(212) 503-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 - Regulation FD Disclosure.
Portfolio Commentary
Portfolio Update
(All data as of September 30, 2024, unless otherwise noted)
BCRED continues to deliver strong credit and investment performance with total year-to-date net return of 8.5% for Class I,1 all while maintaining an attractive 10.3% annualized distribution rate.2 Our focus on senior secured lending to larger, high quality companies in what we believe are good investment neighborhoods3 underpins BCRED’s strong portfolio fundamentals relative to the broader private credit market.4,5 We believe that portfolio credit quality has remained healthy, with low non-accruals of 0.4%6 at cost and “stressed debt investments” of 1.7%,7 both of which remain well below our peers.8,9
Moody’s recently upgraded BCRED’s rating to Baa2, supporting BCRED's strong performance and portfolio positioning. BCRED is now the highest rated non-traded BDC by Moody’s.10,11 Drivers of the upgrade include BCRED’s strong asset quality, robust earnings, powerful origination platform and optimized balance sheet. The upgrade may allow BCRED to continue to lead in cost of financing12 versus our non-traded peers13 and to maximize earnings for investors. This is reflected in BCRED’s bond issuances this year, which priced ~25% tighter than similar bonds issued by its non-traded peers.14
BCRED had another robust quarter of deployment of private debt investments in new portfolio companies.15 Of these investments, 100%16 were first lien with a conservative average LTV of 39%17 and a weighted average yield of 10.7%.16 Importantly, ~80%+ were deals where BXCI acted as sole or lead lender, positioning us to drive negotiations.18,19
We continue to have conviction in BCRED in a declining rate environment, which may lead to increased deal activity, as evidenced by BXCI’s robust pipeline,20 and lower cost of financing given primarily floating rate debt.21 Furthermore, portfolio company fundamentals are expected to improve with less pressure on borrowers. Historically, direct lending has delivered attractive and resilient returns throughout cycles.22 Similarly, BCRED has generated a premium of 717 basis points23 over base rates on average since inception in various rate environments.24 We believe BCRED continues to be well-positioned with an earnings yield of 10.8% for Q3’24 for Class I,25 outearning our annualized distribution rate of 10.3%.2
We believe the resiliency of the asset class remains a long-term tailwind for managers with extensive experience and scaled platforms. We believe BCRED's strength is augmented by Blackstone’s scale and capabilities which benefit BCRED shareholders, as evidenced by the lowest cost of capital among non-traded peers.12,13 BCRED, as the world’s largest BDC,26 leverages BXCI’s powerful origination platform, aided by the scale and resources of Blackstone’s $1.1T+ in AUM27 to access significant deal flow, deep insights gleaned from covering over 4,750 issuers globally,28 and the ability to drive investment value through BXCI’s Value Creation Program.
Finally, we want to express our gratitude for your trust and partnership as we continue our focus on driving shareholder return.

BCRED Supplemental Statistics

BCRED’s Summary Statistics		BCRED’s Portfolio Company Statistics
Earnings yield (Class I) [25]	10.8%	Average issuer LTM EBITDA [35]	$223M
Annualized distribution rate (Class I) [2]	10.3%	Implied average enterprise value [36]	$4B
Assets		Average Loan-to-Value [30]	43%
Senior secured debt [29]	97%	EBITDA growth since funding [37]	17%
Floating rate investments [29]	98%	Interest coverage ratio [38]	1.6x
Private investments (Level 3) [31]	90%
Non-accruals (at cost) [6]	0.4%	Characteristics of BCRED’s Private Debt Investments in New Portfolio Companies in Q3’24
Average mark [33]	97.8	First lien % [16]	100%
Liabilities		Average Loan-to-Value [17]	39%
Debt-to-equity ratio [34]	0.73x
Floating rate liabilities [21]	90%
Liquidity
Cash + amount available to borrow [32]	$8B+

BXCI Supplemental Statistics

BXCI Value Creation Program Statistics		BXCI North America Direct Lending Strategy Statistics
Illustrative value creation [39]	$5B+	Sole/Lead Lender [43]	~80%
Total cost reduction [40]	$386M
Revenue generation [41]	$247M
BXCI portfolio companies introduced becoming active participants [42]	90%+

Note: All information as of September 30, 2024, unless otherwise indicated. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s (“BXCI”) prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

End Notes
Note: Data is as of September 30, 2024 unless otherwise indicated. Reflects Blackstone Credit & Insurance’s views and beliefs as of the date of this material only, which is subject to change. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that BCRED will achieve results comparable to those of any of Blackstone Credit & Insurance’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse. See “Use of Leverage” in the Important Disclosure Information for more information.
BCRED’s peers or peer set includes traded business development companies (“traded BDCs”) and non-traded business development companies (“non-traded BDCs” or “non-traded peers”). Traded BDCs include BDCs which are externally-managed with market capitalizations in excess of $750 million as of December 31, 2023 (excluding BXSL, which is managed by the same investment adviser as BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), FS KKR Capital Corp. (FSK), Prospect Capital Corporation (PSEC), Golub Capital BDC, Inc. (GBDC), Goldman Sachs BDC, Inc. (GSBD), Sixth Street Specialty Lending, Inc. (TSLX), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corporation (OCSL), Barings BDC, Inc. (BBDC), Bain Capital Specialty Finance, Inc. (BCSF), Blue Owl Capital Corporation (OBDC), SLR Investment Corp. (SLRC), MidCap Financial Investment Corporation (MFIC), and Carlyle Secured Lending, Inc. (CGBD). Non-traded BDCs include BDCs which are externally-managed, had effective registration statements as of 2023, have broad exposure across industries in their investments and not sector-focused, and had net asset values in excess of $1 billion as of December 31, 2023: Blue Owl Credit Income Corp. (OCIC), HPS Corporate Lending Fund (HLEND), Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), and Oaktree Strategic Credit Fund (OSCF).
1Inception date for Class I and Class S shares: January 7, 2021. Inception date for Class D shares: May 1, 2021. Total Net Return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Year-to-date (YTD) total return for Class S (no/with upfront placement fee): 7.8%/4.0%. YTD total return for Class D (no/with upfront placement fee): 8.3%/6.7%. Inception-to-date (ITD) total return for Class S (no/with upfront placement fee): 9.5%/8.4%. ITD total return for Class D (no/with upfront placement fee): 9.7%/9.2%. Quarter-to-date (QTD) total return for Class S (no/with upfront placement fee): 2.1%/-1.5%. QTD total return for Class D (no/with upfront placement fee): 2.2%/0.7%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S and Class D listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class S and Class D listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.
2Annualized Distribution Rate reflects September’s distribution annualized and divided by last reported NAV from August. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of September 30, 2024, 100% of inception to date distributions were funded from net investment income or realized short-term capital gains, rather than a return of capital. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Rate for other share classes are as follows: 9.5% for Class S and 10.1% for Class D.
3Based on BCRED’s 90% of portfolio invested in lower-default rate sectors. As a percentage of the fair value of BCRED’s investment portfolio excluding investments in joint ventures. Based on annualized U.S. leveraged loan default rates by industry from 2007 to 2023, as published by Fitch. “Lower-default rate sectors” defined as those which have an average annual default rate below 2% based on annualized U.S. leveraged loan default rates by industry from 2007 to 2022, as published by Fitch. GICS industry classifications utilized in BCRED reporting are re-mapped by Blackstone Credit & Insurance to Fitch industry classifications for comparison purposes.

4As of September 30, 2024, BCRED portfolio companies have exhibited 9% year-over-year 12-month EBITDA growth. Average last-twelve-month (“LTM”) LTM EBITDA includes all private debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes quoted assets. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. LTM EBITDA Growth excludes private debt investments that funded after September 30, 2023. BCRED amounts are weighted on fair market value of each respective investment. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A).
5Private credit market exhibited average LTM EBITDA Growth of 5%, based on issuer companies of loans in the Lincoln International Private Market Database as of June 30, 2024. The “Lincoln International Private Market Database,” compiled by the Lincoln Valuations & Opinions Group (“VOG”), is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2024 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third party use is at user’s own risk.
6As of September 30, 2024 as assessed through the date of this letter. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the BCRED portfolio excluding investments in joint ventures. Based on the fair market value of the BCRED portfolio excluding investments in joint ventures, BCRED’s non-accrual rate is 0.2%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection
7As of June 30, 2024, “stressed debt investments” defined as Level 3 debt investments marked below 85% of par as a percentage of the BCRED portfolio at amortized cost divided by total amortized cost of all Level 3 debt investments excluding investments in joint ventures.
8Represented by the peer average non-accrual rate at cost of 1.7% as of June 30, 2024 weighted by total NAV. Non-accrual rate is calculated for each BDC as the amortized cost of loans on non-accrual status divided by total amortized cost of the investment portfolio and excludes equity investments in unconsolidated joint ventures and separately managed accounts. Based on the fair market value of Private Credit BDC Peers, excluding equity investments in unconsolidated joint ventures and separately managed accounts, the Private Credit BDC Peers non-accrual rate is 0.8%. Non-accrual status of a given loan is self-reported by each BDC and is intended to indicate when there is reasonable doubt that said loan’s principal or interest will be collected in full.
9Represented by the peer average “stressed debt investments” of 3.7% as of June 30, 2024. “Stressed debt investments” defined as Level 3 debt investments marked below 85% of par as a percentage of the total portfolio cost divided by total amortized cost of all Level 3 debt investments and excludes equity investments in unconsolidated joint ventures and separately managed accounts.
10BCRED has an investment grade of Baa2 / stable from Moody’s, provided on September 23, 2024. As of the date of this letter, BCRED is the only non-traded BDC with this rating. The underlying private credit loans within BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to Moody’s for its evaluation of BCRED. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.
11Moody's rates long term obligations from a range of Aaa to C. For example, Aaa - Baa3 are considered investment grade. BCRED's Baa2 rating is considered investment grade, and reflects Moody's opinion that BCRED has moderate credit risk. Please refer to https://ratings.moodys.com/rating-definitions for more information.
12As of June 30, 2024. BCRED's weighted average all-in cost of debt is 7.43% and calculated based on annualized all-in cost of debt incurred in Q2’24 (including unused fees, accretion of net discounts on unsecured debt, and amortization of upfront fees on revolving credit facilities) divided by weighted average principal of debt outstanding during the same period. During Q2’24, BCRED's annualized weighted average interest rate (including unused fees, accretion of net discounts on unsecured debt, and excluding amortization of upfront fees on revolving credit facilities) was 7.22%.
13Reflects average annualized Q2’24 all-in cost of debt for non-traded BDC peers weighted by total NAV as of June 30, 2024. All-in cost of debt calculated as Q2’24 interest expense divided by average debt principal outstanding for the three months ended Q1’24 and Q2’24.

14Reflects comparison of spread to benchmark treasury rate at time of issuance for bonds issued by BCRED’s non-traded BDC peers with unsecured bond issuances this year with tenors greater than four years. Non-traded BDCs, as compared to traded BDCs, typically have different capital structures and fundraising strategies which may impact bond terms.
15Total amount deployed in private debt investments in new portfolio companies funded from July 1, 2024 to September 30, 2024 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) represents $3.7 billion. Total amount deployed including all new investments funded from July 1, 2024 to September 30, 2024 at cost is $7.0 billion.
16Includes all private debt investments in new portfolio companies funded from July 1, 2024 to September 30, 2024 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods). During July 1, 2024 to September 30, 2024, 100% of all private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were first lien with a yield at underwrite of 10.7% (on average, in Q3’24, this yield was comprised of 5.0% base rate/floor and 5.7% spread and origination fees). Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over 3 years based on the expected hold period). If OID was accreted to maturity, yield on new investments in Q3’24 was 10.4%. The yield for all private deals completed during Q3’24 (including existing portfolio companies but excluding drawdowns on delayed draw term loans and revolvers committed in prior periods) was 10.8% (yield to maturity of 10.4%). For illustrative purposes only. The yields stated may not be representative of any specific investment, all investments of a given type, or of investments generally. Actual yields earned over the life of each investment could differ materially from the yields presented.
17Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments in new portfolio companies. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments in new portfolio companies funded from July 1, 2024 to September 30, 2024 (excluding add-ons and incremental loans to existing portfolio companies) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
18Includes all private debt investments in new portfolio companies funded from July 1, 2024 to September 30, 2024 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods). BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation.
19BXCI’s average annualized loss rate for its North America Direct Lending strategy from 2006 through September 30, 2024 is 0.07%. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit & Insurance for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit & Insurance was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance does not predict future returns, and there can be no assurance that Blackstone Credit & Insurance will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit & Insurance will be able to implement its investment strategy or achieve its investment objectives.
20As of September 30, 2024. Pipeline includes potential Blackstone Credit & Insurance investment opportunities classified by Blackstone Credit & Insurance as North America Direct Lending regardless of size and includes both potential new investments and follow-on investments in existing portfolio companies. The pipeline includes potential investments in which the Fund may not or will not participate. Blackstone Credit & Insurance advises many investment funds who are expected to participate alongside the Fund in pipeline investments in which the Fund participates. Certain investments in the pipeline may be inactive. Pipeline investments of a certain size reflect the entire transaction size, and Blackstone Credit & Insurance expects third parties to participate in a substantial portion of such investments. There is no guarantee that any or all of these potential investments listed in the pipeline will be consummated or, if consummated, that the Fund or any other Blackstone Credit & Insurance fund will participate in the investment. The total number of deals in BXCI’s pipeline increased over 2x and the number of deals $1 billion+ increased over 3x since Q1’23. Q1’23 selected as comparative period as was characterized by a sentiment shift towards potential interest rate cuts, which often serve as a precursor to increased deal flow/M&A activity.
21Calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain Notes issued by the Fund are classified for the purposes of this disclosure as floating rate as a result of the Fund entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.

22Source: Cliffwater Direct Lending Index as of June 30, 2024, which is the latest data available. Past performance does not predict future returns. There can be no assurance any alternative asset classes will achieve their objectives or avoid significant losses. The volatility and risk profile of the indices is likely materially different from that of a fund. The indices employ different investment guidelines / criteria than a fund and do not employ leverage; a fund’s holdings and the liquidity of such holdings may differ significantly from securities comprising the indices. The indices aren’t subject to fees / expenses and it may not be possible to invest in the indices. The indices’ performance has not been selected to represent an appropriate benchmark to compare to a fund’s performance, but rather is disclosed to allow for comparison to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices are available upon request. The indices are not necessarily the top performing indices in the given asset class and recipients should consider this when comparing the performance of any fund or investment to that of the indices. See “Index Comparison” and “Index Definitions”
23BCRED Earnings represents the average annualized Net Investment Income ROE as a spread to average 3-month daily SOFR since inception of BCRED. Net Investment Income ROE is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of NII earned by the portfolio of assets in the specific period divided by beginning of period NAV.
24Represents the average base rate from January 7, 2021 through September 30, 2024. SOFR data is per Bloomberg. 2022, 2023 and 2024 base rate is calculated as average of 3-month daily SOFR rates during the defined period as the weighted average floor on BCRED's investments was below the average base rate. 2021 is represented by the weighted average floor on BCRED’s investments during 2021 of 0.7% which was above the average SOFR rate during the period. Floating rate investments pay a rate of interest determined by reference to a base rate; the base rate may be subject to a minimum floor. SOFR, which stands for “Secured Overnight Financing Rate,” is a dollar denominated interest rate benchmark that uses U.S. Treasury bonds as collateral. SOFR was implemented as the replacement for U.S. dollar LIBOR beginning in 2022.
25Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income per share earned by the portfolio of assets in the quarter divided by beginning of period net asset value per share. Net Investment Income Return On Equity for other share classes is as follows: 10.0% for Class S and 10.6% for Class D.
26Largest BDC based on publicly reported fair value of investments of both traded and non-traded BDCs as of September 30, 2024, or latest publicly available data published by BDCs.
27As of September 30, 2024. Blackstone Inc.’s (“Blackstone”) assets under management (“AUM”) are estimated and unaudited. “AUM” includes co-investments and Blackstone’s GP and side-by-side commitments, as applicable. There can be no assurance that any Blackstone fund or investment will achieve its objectives or avoid substantial losses.
28Reflects issuers and sponsors across all asset types within Private Corporate Credit, Liquid Corporate Credit, and Infrastructure & Asset Based Credit, excluding FX derivatives and LP interests.
29As a percentage of BCRED’s investment portfolio excluding equity investments in joint ventures which have similar portfolio composition and underlying qualities.
30Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
31Private Investments represent Level 3 investments in the investment portfolio which may be quoted or non-quoted but for which inputs to the valuation methodology are unobservable and significant to overall fair value measurement, divided by total investments excluding investment in joint ventures.
32Available liquidity is comprised of cash and cash equivalents plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.
33Average mark based on BCRED’s debt investment portfolio (excluding equity investments and investments in joint ventures).
34As of September 30, 2024. Debt-to-equity ratio represents the ratio of total principal of outstanding debt to net assets.

35Average last-twelve-month (“LTM”) LTM EBITDA includes all private debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes quoted assets. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. As of September 30, 2024, the breakdown of BCRED’s portfolio company LTM EBITDA within the private debt portfolio is as follows: 9% less than $50 million, 23% between $50 to $100 million and 68% greater than $100 million weighted by fair market value. As of September 30, 2024, LTM EBITDA margin for BCRED’s private debt investments is 29%. EBITDA margin is the ratio of EBITDA-to-revenue.
36Based on the latest available net leverage, LTV, LTM EBITDA, and LTM Revenue data for each BCRED investment as of September 30, 2024, excluding quoted assets and investments in joint ventures. Average implied enterprise value is weighted by fair value as of September 30, 2024. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.
37Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of September 30, 2024, portfolio company LTM EBITDA has increased 17% on average across all vintages since the funding of each respective loan excluding those portfolio companies for which updated financial statements are not available subsequent to funding. As of September 30, 2024, portfolio companies funded in 2021 have exhibited LTM EBITDA growth of 23% since funding and 1.5x last-twelve-month interest coverage ratio (“LTM ICR”) while portfolio companies funded post-2021 have exhibited LTM EBITDA growth of 13% since funding and 1.7x LTM ICR.
38Interest coverage ratio (“ICR”) is estimated as the ratio of average LTM EBITDA, to cash interest paid over the last 12 months for each respective portfolio company. Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of September 30, 2024, approximately 8% of BCRED’s private investments have less than 1.0x interest coverage ratio.
39Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents the sum of (a) estimated identified total cost reduction at the time cost is benchmarked with portfolio companies multiplied by the average enterprise value multiple across the portfolio, by finding the mean of the enterprise value multiples at time of BXCI’s initial investments, and (b) total revenue from introductions across Blackstone portfolio companies multiplied by EBITDA margin and multiple at investment of the portfolio company, with the exception of significantly longer term projects (projects that are greater than or equal to 10 years in project duration) in which total revenue is multiplied by EBITDA margin. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI, to the Fund, or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result.
40Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents estimated identified total cost reduction across all BXCI portfolio companies at the time cost is benchmarked with portfolio companies.
41Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents total contract value, including multi-year contracts.

42This number represents the amount of introductions across Blackstone Credit & Insurance portfolio companies and is not limited to introductions made to BCRED portfolio companies, which may have a lower participation rate or be significantly lower. “Active Participants” mean (i) a company that has an ongoing project and / or (ii) a company that has completed a project but may not currently have a project in effect. All Blackstone Credit & Insurance portfolio companies for which Blackstone Credit & Insurance originates loans are eligible to receive services from the Value Creation Program. The Value Creation Team generally proactively contacts sponsors and portfolio companies if the company satisfies certain objective criteria established by the Value Creation Team. When Blackstone Credit & Insurance exits the position, the portfolio company is no longer eligible to receive services from the Value Creation Program.
43Represents BXCI’s North America Direct Lending track record deals. BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity), transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance’s invested capital (net of transactions fees) was under $25 million.

Index Definitions

The Cliffwater Direct Lending Index (CDLI) seeks to measure the unlevered, gross of fee performance of US middle market corporate loans, as represented by the asset-weighted performance of the underlying assets of Business Development Companies (BDCs), including both exchange-traded and unlisted BDCs, subject to certain eligibility requirements.

Important Disclosure Information
Use of Leverage. BCRED intends to borrow money. If returns on such investment exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BCRED performance will be depressed. This includes the potential for BCRED to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BCRED's exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. This leverage may also subject BCRED and its Investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.
The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.
The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.
Certain information contained in this communication constitutes “forward looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date:	October 25, 2024	By:	/s/ Oran Ebel
		Name:	Oran Ebel
		Title:	Chief Legal Officer and Secretary